Filed Pursuant to Rule 424(b)(2)

Registration No. 333-257113

PRICING SUPPLEMENT dated September 30, 2022
(To Product Supplement No. WF-1 dated June 27, 2022, Equity Index Underlying Supplement dated
September 2, 2021, Prospectus Supplement dated September 2, 2021 and Prospectus dated September 2, 2021)

Canadian Imperial Bank of Commerce
Senior Global Medium-Term Notes
Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023
☐	Linked to the lowest performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index (each referred to as an “Index”)
☐	Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call prior to maturity upon the terms described below. Whether the securities pay a Contingent Coupon Payment, whether the securities are automatically called prior to maturity and, if they are not automatically called, whether you receive the face amount of your securities at maturity will depend, in each case, on the Closing Level of the Lowest Performing Index on the relevant Calculation Day. The Lowest Performing Index on any Calculation Day is the Index that has the lowest Closing Level on that Calculation Day as a percentage of its Starting Level
☐	Contingent Coupon Payments. The securities will pay a Contingent Coupon Payment on a monthly basis until the earlier of the Stated Maturity Date or automatic call if, and only if, the Closing Level of the Lowest Performing Index on the related Coupon Determination Date is greater than or equal to its Coupon Threshold Level. However, if the Closing Level of the Lowest Performing Index on a Coupon Determination Date is less than its Coupon Threshold Level, you will not receive any Contingent Coupon Payment for the relevant month. If the Closing Level of the Lowest Performing Index is less than its Coupon Threshold Level on every Coupon Determination Date, you will not receive any Contingent Coupon Payments throughout the entire term of the securities. The Coupon Threshold Level for each Index is equal to 75% of its Starting Level. The Contingent Coupon Rate is 12.00% per annum
☐	Automatic Call. If the Closing Level of the Lowest Performing Index on any of the monthly Call Observation Dates from March 2023 to August 2023, inclusive, is greater than or equal to its Starting Level, the securities will be automatically called for the face amount plus a final Contingent Coupon Payment
☐	Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will receive the face amount at maturity if, and only if, the Closing Level of the Lowest Performing Index on the Final Calculation Day is greater than or equal to its Downside Threshold Level. If the Closing Level of the Lowest Performing Index on the Final Calculation Day is less than its Downside Threshold Level, you will lose more than 25%, and possibly all, of the face amount of your securities. The Downside Threshold Level for each Index is equal to 75% of its Starting Level
☐	If the securities are not automatically called prior to maturity, you will have full downside exposure to the Lowest Performing Index from its Starting Level if its Closing Level on the Final Calculation Day is less than its Downside Threshold Level, but you will not participate in any appreciation of any Index and will not receive any dividends on securities included in any Index
☐	Your return on the securities will depend solely on the performance of the Index that is the Lowest Performing Index on each Calculation Day. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably
☐	All payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce and you will have no ability to pursue any securities included in any Index for payment; if Canadian Imperial Bank of Commerce defaults on its obligations, you could lose all or some of your investment
☐	No exchange listing; designed to be held to maturity or earlier automatic call

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-9 herein and “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus.

The securities are unsecured obligations of Canadian Imperial Bank of Commerce and all payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other government agency or instrumentality of Canada, the United States or any other jurisdiction. The securities are not bail-inable debt securities (as defined on page 6 of the prospectus).

Neither the Securities and Exchange Commission(the “SEC”) nor any state or provincial securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Underwriting Discount (1) (2)	Proceeds to CIBC
Per Security	$1,000.00	$14.50	$985.50
Total	$3,614,000.00	$52,403.00	$3,561,597.00
(1)	The agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), will receive an underwriting discount of $14.50 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession of $7.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Agent’s Underwriting Discount and Other Fees” in this pricing supplement and “Use of Proceeds and Hedging” in the underlying supplement for information regarding how we may hedge our obligations under the securities.
(2)	In respect of certain securities sold in this offering, the Issuer may pay a fee of $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Our estimated value of the securities on the Pricing Date, based on our internal pricing models, is $958.10 per security. The estimated value is less than the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

Terms of the Securities

Issuer:	Canadian Imperial Bank of Commerce
Market Measure:	The lowest performing of the S&P 500® Index (Bloomberg ticker symbol “SPX”) (the “SPX”), the Russell 2000® Index (Bloomberg ticker symbol “RTY”) (the “RTY”) and the Nasdaq-100® Index (Bloomberg ticker symbol “NDX”) (the “NDX”) (each referred to as an “Index,” and collectively as the “Indices”).
Original Offering Price:	$1,000 per security.
Face Amount:	The principal amount of $1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Pricing Date:	September 30, 2022
Issue Date:	October 5, 2022
Final Calculation Day:	September 25, 2023, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Stated Maturity Date:	September 28, 2023, subject to postponement. The securities are not subject to redemption at the option of CIBC or repayment at the option of any holder of the securities prior to maturity or automatic call.
Contingent Coupon Payment:

On each Coupon Payment Date, you will receive a Contingent Coupon Payment at a per annum rate equal to the Contingent Coupon Rate (each a “Contingent Coupon Payment”) if, and only if, the Closing Level of the Lowest Performing Index on the related Coupon Determination Date is greater than or equal to its Coupon Threshold Level.

Each Contingent Coupon Payment, if any, will be calculated per security as follows:

($1,000× Contingent Coupon Rate)/12.

Any Contingent Coupon Payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the Closing Level of the Lowest Performing Index on any Coupon Determination Date is less than its Coupon Threshold Level, you will not receive any Contingent Coupon Payment on the related Coupon Payment Date. If the Closing Level of the Lowest Performing Index is less than its Coupon Threshold Level on all Coupon Determination Dates, you will not receive any Contingent Coupon Payments over the term of the securities.

Contingent Coupon Rate:	12.00% per annum.
Coupon Threshold Level:	2,689.215 with respect to the SPX, 1,248.537 with respect to the RTY and 8,228.415 with respect to the NDX, each of which is 75% of its Starting Level.
Coupon Determination Dates:	Monthly, on the 24th of each month, commencing October 2022 and ending on the Final Calculation Day, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Coupon Payment Dates:	Monthly, on the third Business Day following each Coupon Determination Date (as each such Coupon Determination Date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the Coupon Payment Date with respect to the Final Calculation Day will be the Stated Maturity Date.
Automatic Call:

If the Closing Level of the Lowest Performing Index on any Call Observation Date is greater than or equal to its Starting Level, the securities will be automatically called, and on the related Call Payment Date, you will be entitled to receive a cash payment per security in U.S. dollars equal to

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

the face amount plus a final Contingent Coupon Payment. The first Call Observation Date is approximately six months after the Issue Date.

If the securities are automatically called, they will cease to be outstanding on the related Call Payment Date and you will have no further rights under the securities after such Call Payment Date. You will not receive any notice from us if the securities are automatically called.

Call Observation Dates:	Monthly, the Coupon Determination Dates beginning March 2023 and ending August 2023 (together with the Coupon Determination Dates, the “Calculation Days”)
Call Payment Dates:	The Coupon Payment Date immediately following the applicable Call Observation Date.
Maturity Payment Amount:

If the securities are not automatically called prior to maturity, you will be entitled to receive at maturity a cash payment per security in U.S. dollars equal to the Maturity Payment Amount (in addition to the final Contingent Coupon Payment, if any). The “Maturity Payment Amount” per security will equal:

•     if the Ending Level of the Lowest Performing Index on the Final Calculation Day is greater than or equal to its Downside Threshold Level:

$1,000; or

•    if the Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Downside Threshold Level:

$1,000 × Performance Factor of the Lowest Performing Index on the Final Calculation Day

If the securities are not automatically called prior to maturity and the Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Downside Threshold Level, you will lose more than 25%, and possibly all, of the face amount of your securities at maturity.

Any return on the securities will be limited to the sum of your Contingent Coupon Payments, if any. You will not participate in any appreciation of any Index, but you will have full downside exposure to the Lowest Performing Index on the Final Calculation Day if the Ending Level of such Index is less than its Downside Threshold Level.

Downside Threshold Level:	2,689.215 with respect to the SPX, 1,248.537 with respect to the RTY and 8,228.415 with respect to the NDX, each of which is 75% of its Starting Level.
Lowest Performing Index:	On any Calculation Day, the “Lowest Performing Index” will be the Index with the lowest Performance Factor on that Calculation Day.
Performance Factor:	With respect to an Index on any Calculation Day, its Closing Level on such Calculation Day divided by its Starting Level (expressed as a percentage).
Starting Level:	3,585.62 with respect to the SPX, 1,664.716 with respect to the RTY and 10,971.22 with respect to the NDX, each of which was its Closing Level on the Pricing Date.
Ending Level:	With respect to each Index, its Closing Level on the Final Calculation Day.
Closing Level:	With respect to each Index, as defined under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.
Market Disruption Events and Postponement Provisions:	Each Calculation Day is subject to postponement due to non-Trading Days and the occurrence of a Market Disruption Event. In addition, the Stated Maturity Date will be postponed if the Final Calculation Day is postponed and will be adjusted for non-Business Days. For more information regarding adjustments to the Calculation Days and the Stated Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each Coupon Determination Date, each Call Observation Date and the Final Calculation Day is a “calculation

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

day,” and each Coupon Payment Date and Call Payment Date and the Stated Maturity Date is a “payment date.” In addition, for information regarding the circumstances that may result in a Market Disruption Event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.
Calculation Agent:	CIBC
Material U.S. Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement.
Agent’s Underwriting Discount and Other Fees:

Wells Fargo Securities. The agent will receive an underwriting discount of $14.50 per security. The agent may resell the securities to other securities dealers, including securities dealers acting as custodians, at the original offering price of the securities less a concession of $7.50 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to hedge our obligations through the agent, one of our or its affiliates and/or another unaffiliated counterparty, which expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	13607XBT3 / US13607XBT37

PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

About This Pricing Supplement

You should read this pricing supplement together with the prospectus dated September 2, 2021 (the “prospectus”), the prospectus supplement dated September 2, 2021 (the “prospectus supplement”), the Product Supplement No. WF-1 dated June 27, 2022 (the “product supplement”) and the Equity Index Underlying Supplement dated September 2, 2021 (the “underlying supplement”), relating to our Senior Global Medium-Term Notes, of which these securities are a part, for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, the underlying supplement, the prospectus supplement and the prospectus to the extent it is different from that information. The section entitled “General Terms of the Securities” in the product supplement shall supersede and replace the section entitled “Certain Terms of the Notes” in the underlying supplement. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, the underlying supplement, the prospectus supplement and the prospectus.

You should rely only on the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. This pricing supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, and in the documents referred to in these documents and which are made available to the public. We have not, and Wells Fargo Securities has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and Wells Fargo Securities is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement or prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this pricing supplement, nor the accompanying product supplement, underlying supplement, prospectus supplement or prospectus constitutes an offer, or an invitation on our behalf or on behalf of Wells Fargo Securities, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The Bank, Wells Fargo Securities or any of our respective affiliates may use this pricing supplement in market-making transactions in the securities after their initial sale. However, it is not obligated to do so and may discontinue making a market at any time without notice.

References to “CIBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this pricing supplement are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the product supplement, the underlying supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product supplement dated June 27, 2022:

https://www.sec.gov/Archives/edgar/data/1045520/000110465922074626/tm2217276d48_424b5.htm

•	Underlying supplement dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112442/tm2123981d23_424b5.htm

•	Prospectus supplement dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112440/tm2123981d29_424b5.htm

•	Prospectus dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112558/tm2123981d24_424b3.htm

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek an investment with Contingent Coupon Payments at a rate of 12.00% per annum until the earlier of maturity or automatic call, if, and only if, the Closing Level of the Lowest Performing Index on the related Coupon Determination Date is greater than or equal to 75% of its Starting Level;

▪	understand that if the securities are not automatically called prior to maturity and the Ending Level of the Lowest Performing Index on the Final Calculation Day has declined by more than 25% from its Starting Level, they will be fully exposed to the decline in the Lowest Performing Index from its Starting Level and will lose more than 25%, and possibly all, of the face amount at maturity;

▪	are willing to accept the risk that they may receive few or no Contingent Coupon Payments over the term of the securities;

▪	understand that the securities may be automatically called prior to maturity and that the term of the securities may be as short as approximately six months;

▪	understand that the return on the securities will depend solely on the performance of the Lowest Performing Index on each Calculation Day and that they will not benefit in any way from the performance of the better performing Indices;

▪	understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of the Indices;

▪	understand and are willing to accept the full downside risks of each Index;

▪	are willing to forgo participation in any appreciation of any Index and dividends on securities included in the Indices; and

▪	are willing to hold the securities to maturity or earlier automatic call.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or earlier automatic call;

▪	require full payment of the face amount of the securities at maturity;

▪	seek a security with a fixed term;

▪	are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the original offering price;

▪	are unwilling to accept the risk that the securities are not automatically called prior to maturity and the Closing Level of the Lowest Performing Index on the Final Calculation Day may decline by more than 25% from its Starting Level;

▪	seek certainty of current income over the term of the securities;

▪	seek exposure to the upside performance of any or each Index;

▪	seek exposure to a basket composed of the Indices or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the Lowest Performing Index;

▪	are unwilling to accept the risk of exposure to the Indices;

▪	are unwilling to accept the credit risk of CIBC; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying underlying supplement for risks related to an investment in the securities.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

Determining Payment On A Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each Coupon Payment Date, you will either receive a Contingent Coupon Payment or you will not receive a Contingent Coupon Payment, depending on the Closing Level of the Lowest Performing Index on the related Coupon Determination Date.

Step 1: Determine which Index is the Lowest Performing Index on the related Coupon Determination Date. The Lowest Performing Index on any Coupon Determination Date is the Index with the lowest Performance Factor on that Coupon Determination Date. The Performance Factor of an Index on a Coupon Determination Date is its Closing Level on that Coupon Determination Date as a percentage of its Starting Level (i.e., its Closing Level on that Coupon Determination Date divided by its Starting Level).

Step 2: Determine whether a Contingent Coupon Payment is payable on the applicable Coupon Payment Date based on the Closing Level of the Lowest Performing Index on the related Coupon Determination Date, as follows:

If the securities have not been automatically called prior to maturity, then at maturity, you will receive (in addition to the final Contingent Coupon Payment, if any) a cash payment per security (the Maturity Payment Amount) calculated as follows:

Step 1: Determine which Index is the Lowest Performing Index on the Final Calculation Day. The Lowest Performing Index on the Final Calculation Day is the Index with the lowest Performance Factor on the Final Calculation Day. The Performance Factor of an Index on the Final Calculation Day is its Ending Level as a percentage of its Starting Level (i.e., its Ending Level divided by its Starting Level).

Step 2: Calculate the Maturity Payment Amount based on the Ending Level of the Lowest Performing Index on the Final Calculation Day, as follows:

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

Hypothetical Payout Profile

The following profile illustrates the potential Maturity Payment Amount payable on the securities (excluding the final Contingent Coupon Payment, if any) for a range of hypothetical performances of the Lowest Performing Index on the Final Calculation Day from its Starting Level to its Ending Level, assuming the securities have not been automatically called prior to maturity. As this profile illustrates, in no event will you have a positive rate of return based solely on the Maturity Payment Amount received at maturity; any positive return will be based solely on the Contingent Coupon Payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual Ending Level of the Lowest Performing Index on the Final Calculation Day, whether the securities are automatically called prior to maturity, and whether you hold your securities to maturity. The performance of the better performing Indices is not relevant to your return on the securities.

80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
25% Contingent Downside
-25%
Return of the Lowest Performing Index at Maturity
-100%
-80%
-60%
-40%
-25%
-20%
0%
20%
40%
60%
80%
Hypothetical Security Return
Hypothetical Return of the Lowest Performing Index at Maturity

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances

Risks Relating To The Structure Of The Securities

If The Securities Are Not Automatically Called Prior To Maturity, You May Lose A Significant Portion Or All Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities at maturity. If the securities are not automatically called prior to maturity, you will receive a Maturity Payment Amount that will be equal to or less than the face amount, depending on the Ending Level of the Lowest Performing Index on the Final Calculation Day.

If the securities are not automatically called prior to maturity and the Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Downside Threshold Level, the Maturity Payment Amount will be reduced by an amount equal to the decline in the level of the Lowest Performing Index from its Starting Level (expressed as a percentage of its Starting Level). The Downside Threshold Level for each Index is 75% of its Starting Level. For example, if the securities are not automatically called and the Lowest Performing Index on the Final Calculation Day has declined by 25.1% from its Starting Level to its Ending Level, you will not receive any benefit of the contingent downside protection feature and you will lose 25.1% of the face amount. As a result, you will not receive any protection if the level of the Lowest Performing Index on the Final Calculation Day declines significantly and you may lose a significant portion, and possibly all, of the face amount at maturity, even if the level of the Lowest Performing Index is greater than or equal to its Starting Level or its Downside Threshold Level at certain times during the term of the securities.

Even if the Ending Level of the Lowest Performing Index on the Final Calculation Day is greater than its Downside Threshold Level, the Maturity Payment Amount will not exceed the face amount, and your yield on the securities, taking into account any Contingent Coupon Payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of CIBC or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each Coupon Payment Date you will receive a Contingent Coupon Payment if, and only if, the Closing Level of the Lowest Performing Index on the related Coupon Determination Date is greater than or equal to its Coupon Threshold Level. The Coupon Threshold Level for each Index is 75% of its Starting Level. If the Closing Level of the Lowest Performing Index on any Coupon Determination Date is less than its Coupon Threshold Level, you will not receive any Contingent Coupon Payment on the related Coupon Payment Date, and if the Closing Level of the Lowest Performing Index is less than its Coupon Threshold Level on each Coupon Determination Date over the term of the securities, you will not receive any Contingent Coupon Payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Indices Perform Favorably.

You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The securities are not linked to a basket composed of the Indices, where the better performance of some Indices could offset the poor performance of others. Instead, you are subject to the full risks of whichever Index is the Lowest Performing Index on each Calculation Day. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of the Indices. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Index On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Indices.

Your return on the securities will depend solely on the performance of the Lowest Performing Index on each Calculation Day. Although it is necessary for each Index to close above its respective Coupon Threshold Level on the related Coupon Determination Date in order

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

for you to receive a Contingent Coupon Payment and above its respective Downside Threshold Level on the Final Calculation Day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the Lowest Performing Index, resulting in a better return than the return of the Lowest Performing Index alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Indices.

It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship among the Indices will be over the term of the securities. To the extent the Indices represent different equity markets, such equity markets may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Index On The Final Calculation Day From Its Starting Level, But Will Not Participate In Any Positive Performance Of Any Index, And Your Maximum Possible Return On The Securities Will Be Limited To The Sum Of Any Contingent Coupon Payments.

Even though you will be fully exposed to a decline in the level of the Lowest Performing Index on the Final Calculation Day if its Ending Level is below its Downside Threshold Level, you will not participate in any increase in the level of any Index over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the Contingent Coupon Payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the level of any or each Index.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer Contingent Coupon Payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential Contingent Coupon Payments are associated with greater levels of expected risk as of the Pricing Date as compared to conventional debt securities, including the risk that you may not receive a Contingent Coupon Payment on one or more, or any, Coupon Payment Dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Indices and the correlation among the Indices are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the level of an Index, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the levels of the Indices tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Indices or lower expected correlation among the Indices as of the Pricing Date may result in a higher Contingent Coupon Rate, but it also represents a greater expected likelihood as of the Pricing Date that the Closing Level of at least one Index will be less than its Coupon Threshold Level on one or more Coupon Determination Dates, such that you will not receive one or more, or any, Contingent Coupon Payments during the term of the securities, and that the Closing Level of at least one Index will be less than its Downside Threshold Level on the Final Calculation Day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the Contingent Coupon Rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, Contingent Coupon Payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

A Coupon Payment Date, A Call Payment Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A Calculation Day (including the Final Calculation Day) with respect to an Index will be postponed if the applicable originally scheduled Calculation Day is not a Trading Day with respect to any Index or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Index on that Calculation Day. If such a postponement occurs with respect to a Calculation Day other than the Final Calculation Day, then the related Coupon Payment Date or Call Payment Date, as applicable, will be postponed.

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

If such a postponement occurs with respect to the Final Calculation Day, the Stated Maturity Date will be the later of (i) the initial Stated Maturity Date and (ii) the third Business Day after the last Final Calculation Day as postponed.

Risk Relating To The Credit Risk Of CIBC

The Securities Are Subject To The Credit Risk Of Canadian Imperial Bank of Commerce.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in any Index for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

Our Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities.

Our estimated value is only an estimate using several factors. The original offering price of the securities exceeds our estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

Our estimated value of the securities was determined by reference to our internal pricing models when the terms of the securities were set. This estimated value was based on market conditions and other relevant factors existing at that time and our assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than our estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which Wells Fargo Securities or any other person would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Was Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of our estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If we were to have used the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate had an adverse effect on the terms of the securities and could have an adverse effect on any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Wells Fargo Securities Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which Wells Fargo Securities or any of its affiliates may purchase the securities in the secondary market will be based on Wells Fargo Securities’ proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities will likely be less than the original offering price.

If Wells Fargo Securities or any of its affiliates makes a secondary market in the securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by Wells Fargo Securities or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by Wells Fargo Securities or any of its affiliates during this period will be higher than it would be if it were based solely on Wells Fargo Securities’ proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this three-month period. If you hold the securities through an account at Wells Fargo Securities or one of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than Wells Fargo Securities or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at Wells Fargo Securities or any of its affiliates.

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

The Value Of The Securities Prior To Maturity Or Automatic Call Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity or automatic call will be affected by the then-current level of each Index, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: performance of the Indices; volatility of the Indices; correlation among the Indices; economic and other conditions generally; interest rates; dividend yields on securities included in each Index; our credit ratings or credit spreads; and time remaining to maturity. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the Stated Maturity Date.

The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the Contingent Coupon Payments that would have accrued, if any, had the securities been called on a later Calculation Day or held until the Stated Maturity Date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the level of any or all of the Indices. Because numerous factors are expected to affect the value of the securities, changes in the levels of the Indices may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity or automatic call. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity or automatic call.

Risks Relating To The Indices

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the RTY are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the RTY may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

There Are Risks Associated With Investments In Securities Linked To The Value Of Non-U.S. Equity Securities.

Some of the equity securities composing the NDX are issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities, such as the securities, involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

Risks Relating To Conflicts Of Interest

We Or One Of Our Affiliates Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

We or one of our affiliates will be the calculation agent for purposes of determining, among other things, the Starting Level and the Closing Level of each Index on each Calculation Day, calculating the Contingent Coupon Payments, if payable, and the Maturity Payment Amount, determining whether a market disruption event has occurred on a scheduled Calculation Day, which may result in postponement of that Calculation Day; determining the Closing Level of an Index if a Calculation Day is postponed to the last day to

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

which it may be postponed and a market disruption event occurs on that day; if publication of an Index is discontinued, selecting a successor or, if no successor is available, determining the Closing Level of such Index on the relevant Calculation Day; and determining whether to adjust the Closing Level of an Index on the relevant Calculation Day in the event of certain changes in or modifications to such Index. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the level of an Index.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in an Index may adversely affect the level of such Index.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of an Index.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of an Index.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you.

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the U.S. Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as income-bearing prepaid cash-settled derivative contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described under “Material U.S. Federal Income Tax Consequences” in the underlying supplement, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Both U.S. and non-U.S. persons considering an investment in the securities should review carefully “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement and consult their tax advisors regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

There Can Be No Assurance That The Canadian Federal Income Tax Consequences Of An Investment In The Securities Will Not Change In The Future.

There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects investors. For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Certain Canadian Federal Income Tax Considerations” in this pricing supplement as well as the section entitled “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus. You should consult your tax advisor with respect to your own particular situation.

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to maturity, you will receive the face amount of your securities plus a final Contingent Coupon Payment on the Call Payment Date. In the event the securities are automatically called, your total return on the securities will equal any Contingent Coupon Payments received prior to the Call Payment Date and the Contingent Coupon Payment received on the Call Payment Date.

If the securities are not automatically called:

If the securities are not automatically called prior to maturity, the following table illustrates, for a range of hypothetical Performance Factors of the Lowest Performing Index on the Final Calculation Day, the hypothetical Maturity Payment Amount payable at maturity per security (excluding the final Contingent Coupon Payment, if any). The Performance Factor of the Lowest Performing Index on the Final Calculation Day is its Ending Level expressed as a percentage of its Starting Level (i.e., its Ending Level divided by its Starting Level).

Hypothetical Performance Factor of Lowest Performing Index on Final Calculation Day	Hypothetical Maturity Payment Amount Per Security
200.00%	$1,000.00
175.00%	$1,000.00
150.00%	$1,000.00
125.00%	$1,000.00
100.00%	$1,000.00
75.00%	$1,000.00
74.00%	$740.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account Contingent Coupon Payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive return based solely on the Maturity Payment Amount; any positive return will be based solely on the Contingent Coupon Payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to maturity, the actual amount you will receive at maturity will depend on the actual Starting Level, Downside Threshold Level and Ending Level of the Lowest Performing Index. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a Contingent Coupon Payment will be paid and whether the securities will be automatically called, if applicable, on a Coupon Payment Date prior to maturity. The examples do not reflect any specific Coupon Payment Date. The following examples assume that the securities are subject to automatic call on the applicable Call Observation Date. The first Call Observation Date is approximately six months after the Issue Date. The following examples reflect the Contingent Coupon Rate of 12.00% per annum and assume the hypothetical Starting Level, Coupon Threshold Level and Closing Levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Level or Coupon Threshold Level. The hypothetical Starting Level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual Starting Level for any Index. The actual Starting Level and Coupon Threshold Level for each Index are set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Levels of the Indices, see the historical information set forth under the section titled “The Indices” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Closing Level of the Lowest Performing Index on the relevant Calculation Day is greater than or equal to its Coupon Threshold Level and less than its Starting Level. As a result, investors receive a Contingent Coupon Payment on the applicable Coupon Payment Date and the securities are not automatically called.

	SPX	RTY	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Closing Level on relevant Calculation Day:	90.00	95.00	80.00
Hypothetical Coupon Threshold Level:	75.00	75.00	75.00
Performance Factor (Closing Level on relevant Calculation Day divided by Starting Level):	90.00%	95.00%	80.00%

Step 1: Determine which Index is the Lowest Performing Index on the relevant Calculation Day.

In this example, the NDX has the lowest Performance Factor and is, therefore, the Lowest Performing Index on the relevant Calculation Day.

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the securities will be automatically called on the applicable Coupon Payment Date.

Since the hypothetical Closing Level of the Lowest Performing Index on the relevant Calculation Day is greater than or equal to its Coupon Threshold Level, but less than its Starting Level, you would receive a Contingent Coupon Payment on the applicable Coupon Payment Date and the securities would not be automatically called. The Contingent Coupon Payment would be equal to $10.00 per security, determined as follows: (i) $1,000 multiplied by 12.00% per annum divided by (ii) 12, rounded to the nearest cent.

Example 2.The Closing Level of the Lowest Performing Index on the relevant Calculation Day is less than its Coupon Threshold Level. As a result, investors do not receive a Contingent Coupon Payment on the applicable Coupon Payment Date and the securities are not automatically called.

	SPX	RTY	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Closing Level on relevant Calculation Day:	74.00	125.00	105.00
Hypothetical Coupon Threshold Level:	75.00	75.00	75.00
Performance Factor (Closing Level on relevant Calculation Day divided by Starting Level):	74.00%	125.00%	105.00%

Step 1: Determine which Index is the Lowest Performing Index on the relevant Calculation Day.

In this example, the SPX has the lowest Performance Factor and is, therefore, the Lowest Performing Index on the relevant Calculation Day.

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the securities will be automatically called on the applicable Coupon Payment Date.

Since the hypothetical Closing Level of the Lowest Performing Index on the relevant Calculation Day is less than its Coupon Threshold Level, you would not receive a Contingent Coupon Payment on the applicable Coupon Payment Date. In addition, the securities would not be automatically called, even though the Closing Levels of the better performing Indices on the relevant Calculation Day are greater than their Starting Levels. As this example illustrates, whether you receive a Contingent Coupon Payment and whether the securities are automatically called on a Coupon Payment Date will depend solely on the Closing Level of the Lowest Performing Index on the relevant Calculation Day. The performance of the better performing Indices is not relevant to your return on the securities.

Example 3. The Closing Level of the Lowest Performing Index on the relevant Calculation Day is greater than or equal to its Starting Level. As a result, the securities are automatically called on the applicable Coupon Payment Date for the face amount plus a final Contingent Coupon Payment.

	SPX	RTY	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Closing Level on relevant Calculation Day:	115.00	105.00	130.00
Hypothetical Coupon Threshold Level:	75.00	75.00	75.00
Performance Factor (Closing Level on relevant Calculation Day divided by Starting Level):	115.00%	105.00%	130.00%

Step 1: Determine which Index is the Lowest Performing Index on the relevant Calculation Day.

In this example, the RTY has the lowest Performance Factor and is, therefore, the Lowest Performing Index on the relevant Calculation Day.

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the securities will be automatically called on the applicable Coupon Payment Date.

Since the hypothetical Closing Level of the Lowest Performing Index on the relevant Calculation Day is greater than or equal to its Starting Level, the securities would be automatically called and you would receive the face amount plus a final Contingent Coupon Payment on the applicable Coupon Payment Date, which is also referred to as the Call Payment Date. On the Call Payment Date, you would receive $1,010.00 per security.

You will not receive any further payments after the Call Payment Date.

PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

Hypothetical Maturity Payment Amount

Set forth below are examples of calculations of the Maturity Payment Amount payable at maturity, assuming that the securities have not been automatically called prior to maturity and assuming the hypothetical Starting Level, Coupon Threshold Level, Downside Threshold Level and Ending Level for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Level, Coupon Threshold Level, Downside Threshold Level or Ending Level. The hypothetical Starting Level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual Starting Level for any Index. The actual Starting Level, Coupon Threshold Level and Downside Threshold Level for each Index are set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Levels of the Indices, see the historical information set forth under the section titled “The Indices” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Ending Level of the Lowest Performing Index on the Final Calculation Day is greater than its Starting Level, the Maturity Payment Amount is equal to the face amount of your securities at maturity and you receive a final Contingent Coupon Payment:

	SPX	RTY	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Ending Level:	145.00	135.00	125.00
Hypothetical Coupon Threshold Level:	75.00	75.00	75.00
Hypothetical Downside Threshold Level:	75.00	75.00	75.00
Performance Factor (Ending Level divided by Starting Level):	145.00%	135.00%	125.00%

Step 1: Determine which Index is the Lowest Performing Index on the Final Calculation Day.

In this example, the NDX has the lowest Performance Factor and is, therefore, the Lowest Performing Index on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Level of the Lowest Performing Index on the Final Calculation Day.

Since the hypothetical Ending Level of the Lowest Performing Index on the Final Calculation Day is greater than its hypothetical Downside Threshold Level, the Maturity Payment Amount would equal the face amount. Although the hypothetical Ending Level of the Lowest Performing Index on the Final Calculation Day is significantly greater than its hypothetical Starting Level in this scenario, the Maturity Payment Amount will not exceed the face amount.

In addition to any Contingent Coupon Payments received during the term of the securities, at maturity you would receive $1,000 per security. In addition, because the hypothetical Ending Level of the Lowest Performing Index on the Final Calculation Day is greater than its Coupon Threshold Level, you would receive a final Contingent Coupon Payment on the Stated Maturity Date.

Example 2. The Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Starting Level but greater than its Downside Threshold Level and its Coupon Threshold Level, the Maturity Payment Amount is equal to the face amount of your securities at maturity and you receive a final Contingent Coupon Payment:

	SPX	RTY	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Ending Level:	90.00	115.00	110.00
Hypothetical Coupon Threshold Level:	75.00	75.00	75.00
Hypothetical Downside Threshold Level:	75.00	75.00	75.00
Performance Factor (Ending Level divided by Starting Level):	90.00%	115.00%	110.00%

Step 1: Determine which Index is the Lowest Performing Index on the Final Calculation Day.

In this example, the SPX has the lowest Performance Factor and is, therefore, the Lowest Performing Index on the Final Calculation Day.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

Step 2: Determine the Maturity Payment Amount based on the Ending Level of the Lowest Performing Index on the Final Calculation Day.

Since the hypothetical Ending Level of the Lowest Performing Index is less than its hypothetical Starting Level, but not by more than 25%, you would receive the face amount of your securities at maturity.

In addition to any Contingent Coupon Payments received during the term of the securities, at maturity you would receive $1,000 per security. In addition, because the hypothetical Ending Level of the Lowest Performing Index on the Final Calculation Day is greater than its Coupon Threshold Level, you would receive a final Contingent Coupon Payment on the Stated Maturity Date.

Example 3. The Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Downside Threshold Level, the Maturity Payment Amount is less than the face amount of your securities at maturity and you do not receive a final Contingent Coupon Payment:

	SPX	RTY	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Ending Level:	120.00	45.00	90.00
Hypothetical Coupon Threshold Level:	75.00	75.00	75.00
Hypothetical Downside Threshold Level:	75.00	75.00	75.00
Performance Factor (Ending Level divided by Starting Level):	120.00%	45.00%	90.00%

Step 1: Determine which Index is the Lowest Performing Index on the Final Calculation Day.

In this example, the RTY has the lowest Performance Factor and is, therefore, the Lowest Performing Index on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Level of the Lowest Performing Index on the Final Calculation Day.

Since the hypothetical Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its hypothetical Starting Level by more than 25%, you would lose a portion of the face amount of your securities and receive the Maturity Payment Amount equal to $450.00 per security, calculated as follows:

= $1,000× Performance Factor of the Lowest Performing Index on the Final Calculation Day

= $1,000 × 45.00%

= $450.00

In addition to any Contingent Coupon Payments received during the term of the securities, at maturity you would receive $450.00 per security. Because the hypothetical Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Coupon Threshold Level, you would not receive a final Contingent Coupon Payment on the Stated Maturity Date..

These examples illustrate that you will not participate in any appreciation of any Index, but will be fully exposed to a decrease in the Lowest Performing Index if the securities are not automatically called prior to maturity and the Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Downside Threshold Level, even if the Ending Levels of the other Indices have appreciated or have not declined below their respective Downside Threshold Levels.

To the extent that the actual Starting Level, Coupon Threshold Level, Downside Threshold Level and Ending Level of the Lowest Performing Index differ from the values assumed above, the results indicated above would be different.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

The Indices

The S&P 500® Index

The S&P 500® Index (Bloomberg ticker: “SPX <Index>”) is calculated, maintained and published by S&P Dow Jones Indices LLC (“SPDJI”). The SPX consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. See “Index Descriptions—The S&P U.S. Indices” beginning on page S-45 of the accompanying underlying supplement for additional information about the SPX.

Historical Data

We obtained the Closing Levels of the SPX in the graph below from Bloomberg Finance L.P. (“Bloomberg”) without independent verification. The historical performance of the SPX should not be taken as an indication of future performance, and no assurances can be given as to the Closing Level of the SPX on the Calculation Days. We cannot give you assurance that the performance of the SPX will result in the return of any of your investment.

The following graph sets forth daily Closing Levels of the SPX for the period from January 1, 2017 to September 30, 2022. The Closing Level of the SPX on September 30, 2022 was 3,585.62.

Historical Performance of the S&P 500® Index

Source: Bloomberg

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

The Russell 2000® Index

The Russell 2000® Index (Bloomberg ticker: “RTY <Index>”) is calculated, maintained and published by FTSE Russell. The RTY measures the performance of the small-cap segment of the U.S. equity universe. The RTY is a subset of the Russell 3000® Index, representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. See “Index Descriptions—The Russell Indices” beginning on page S-31 of the accompanying underlying supplement for additional information about the RTY.

Historical Data

We obtained the Closing Levels of the RTY in the graph below from Bloomberg without independent verification. The historical performance of the RTY should not be taken as an indication of future performance, and no assurances can be given as to the Closing Level of the RTY on the Calculation Days. We cannot give you assurance that the performance of the RTY will result in the return of any of your investment.

The following graph sets forth daily Closing Levels of the RTY for the period from January 1, 2017 to September 30, 2022. The Closing Level of the RTY on September 30, 2022 was 1,664.716.

Historical Performance of the Russell 2000® Index

Source: Bloomberg

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

The Nasdaq-100® Index

The Nasdaq-100® Index (Bloomberg ticker: “NDX <Index>”) is calculated, maintained and published by Nasdaq, Inc. The NDX includes 100 of the largest domestic and international non-financial companies listed on The Nasdaq Stock Market based on market capitalization. The NDX reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. See “Index Descriptions—The Nasdaq-100® Index” beginning on page S-26 of the accompanying underlying supplement for additional information about the NDX.

Historical Data

We obtained the Closing Levels of the NDX in the graph below from Bloomberg without independent verification. The historical performance of the NDX should not be taken as an indication of future performance, and no assurances can be given as to the Closing Level of the NDX on the Calculation Days. We cannot give you assurance that the performance of the NDX will result in the return of any of your investment.

The following graph sets forth daily Closing Levels of the NDX for the period from January 1, 2017 to September 30, 2022. The Closing Level of the NDX on September 30, 2022 was 10,971.22.

Historical Performance of the Nasdaq-100® Index

Source: Bloomberg

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value does not represent a minimum price at which Wells Fargo Securities or any other person would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—Our Estimated Value Was Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities was determined when the terms of the securities were set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates” in this pricing supplement.

The Bank’s estimated value of the securities is lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities. These costs include the selling commissions paid to affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors—Our Estimated Value of the Securities Is Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

Summary of U.S. Federal Income Tax Consequences

The following discussion is a brief summary of the material U.S. federal income tax considerations relating to an investment in the securities. The following summary is not complete and is both qualified and supplemented by, or in some cases supplements, the discussion entitled “Material U.S. Federal Income Tax Consequences” in the underlying supplement, which you should carefully review prior to investing in the securities. It applies only to those U.S. Holders who are not excluded from the discussion of United States Taxation in the accompanying prospectus.

The U.S. federal income tax consequences of your investment in the securities are uncertain. No statutory, judicial or administrative authority directly discusses how the securities should be treated for U.S. federal income tax purposes. In the opinion of our tax counsel, Mayer Brown LLP, it would generally be reasonable to treat the securities as income-bearing prepaid cash-settled derivative contracts. By purchasing the securities, you agree to treat the securities in this manner for all U.S. federal income tax purposes. If this treatment is respected, you should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount you receive at such time and the amount that you paid for your securities. Such gain or loss should generally be short-term capital gain or loss. Although the tax treatment of the Contingent Coupon Payments is unclear, we intend to treat any Contingent Coupon Payments, including on the Maturity Date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes. Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplement.

The expected characterization of the securities is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above or in the accompanying underlying supplement. For a more detailed discussion of certain alternative characterizations with respect to your securities and certain other considerations with respect to your investment in the securities, you should consider the discussion set forth in “Material U.S. Federal Income Tax Consequences” of the underlying supplement. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

With respect to the discussion in the underlying supplement regarding “dividend equivalent” payments, the IRS has issued a notice that provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Based on our determination that the securities are not “delta-one” instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. For a more detailed discussion of withholding responsibilities on dividend equivalent payments, Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplement and consult with their own tax advisors.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of the securities for U.S. federal income tax purposes. You should also consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

PRS-23

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

Certain Canadian Federal Income Tax Considerations

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Canadian Tax Act”) generally applicable at the date hereof to a purchaser who acquires beneficial ownership of a security pursuant to this pricing supplement and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with CIBC and any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the security; (c) does not use or hold and is not deemed to use or hold the security in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the security; (e) is not a, and deals at arm’s length with any, “specified shareholder” of CIBC for purposes of the thin capitalization rules in the Canadian Tax Act; and (f) is not an entity in respect of which CIBC is a “specified entity” for purposes of the Hybrid Mismatch Proposals, as defined below (a “Non-Resident Holder”). For these purposes, a “specified shareholder” generally includes a person who (either alone or together with persons with whom that person is not dealing at arm’s length for the purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own 25% or more of CIBC’s shares determined on a votes or fair market value basis, and an entity in respect of which CIBC is a “specified entity” generally includes (i) an entity that is a specified shareholder of CIBC (as defined above), (ii) an entity in which CIBC (either alone or together with entities with whom CIBC is not dealing at arm’s length for purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own a 25% or greater equity interest, and (iii) an entity in which an entity described in (i) (either alone or together with entities with whom such entity is not dealing at arm’s length for purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own a 25% or greater equity interest. Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

For greater certainty, this summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, including the proposals released on April 29, 2022 with respect to “hybrid mismatch arrangements” (the “Hybrid Mismatch Proposals”). This summary assumes that no amount paid or payable to a holder described herein will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Canadian Tax Act contained in the Hybrid Mismatch Proposals. Investors should note that the Hybrid Mismatch Proposals are in consultation form, are highly complex, and there remains significant uncertainty as to their interpretation and application. There can be no assurance that the Hybrid Mismatch Proposals will be enacted in their current form, or at all.

This summary is supplemental to and should be read together with the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning securities under “Material Income Tax Consequences — Canadian Taxation” in the accompanying prospectus and a Non-Resident Holder should carefully read that description as well.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult with their own tax advisors with respect to their particular circumstances.

Based on Canadian tax counsel’s understanding of the Canada Revenue Agency’s administrative policies and having regard to the terms of the securities, interest payable on the securities should not be considered to be “participating debt interest” as defined in the Canadian Tax Act and accordingly, a Non-Resident Holder should not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by CIBC on a security as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own tax advisors regarding the consequences to them of a disposition of the securities to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

PRS-24

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 28, 2023

Validity of the Securities

In the opinion of Blake, Cassels & Graydon LLP, as Canadian counsel to the Bank, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the indenture, and when the securities have been duly executed, authenticated and issued in accordance with the indenture, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signature, and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the opinion letter of such counsel dated June 15, 2021, which has been filed as Exhibit 5.2 to the Bank’s Registration Statement on Form F-3 filed with the SEC on June 15, 2021.

In the opinion of Mayer Brown LLP, when the securities have been duly completed in accordance with the indenture and issued and sold as contemplated by this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus, the securities will constitute valid and binding obligations of the Bank, entitled to the benefits of the indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated June 15, 2021, which has been filed as Exhibit 5.1 to the Bank’s Registration Statement on Form F-3 filed with the SEC on June 15, 2021.

PRS-25